UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 15, 2014

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 15, 2014, Ross Stores, Inc. (the “Company”) agreed to issue $250,000,000 aggregate principal amount of its 3.375% Senior Notes due 2024 (the “Notes”) in an underwritten public offering. The closing took place on September 18, 2014. The Notes were offered by the Company pursuant to its effective shelf registration statement on Form S-3 (Registration No. 333-198738) and a related prospectus supplement and prospectus filed with the Securities and Exchange Commission.

The Notes were issued pursuant to an Indenture, dated as of September 18, 2014 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, as supplemented and amended by an Officers’ Certificate establishing the terms and form of the Notes, dated as of September 18, 2014 (the “Officers’ Certificate”). On September 15, 2014, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein, with respect to the Company’s issuance and sale of the Notes.

Interest on the Notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2015. The Notes will mature on September 15, 2024.

The public offering price of the Notes was 99.329% of the principal amount. The Company received net proceeds of approximately $245.7 million from the offering of the Notes, after deducting the underwriting discount and estimated offering expenses.

The Company intends to use a portion of the net proceeds from the offering to fund the exercise of an option to purchase for $222 million the building in which the Company’s New York buying office is located. The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include funding the Company’s share repurchase program, working capital requirements, and capital expenditures related to continued store growth and store remodeling programs.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes are qualified in their entirety by reference to the complete terms and conditions of the Underwriting Agreement, the Indenture, the Officers’ Certificate and the form of Note, which are filed herewith as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. In connection with the issuance of the Notes, DLA Piper LLP (US) provided the Company with the legal opinion attached to this Current Report on Form 8-K as Exhibit 5.1.

On September 16, 2014, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 15, 2014, by and among Ross Stores, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein

4.1	Indenture, dated as of September 18, 2014, between Ross Stores, Inc. and U.S. Bank National Association

4.2	Officers’ Certificate, dated as of September 18, 2014, establishing the terms and form of the Notes

4.3	Form of the 3.375% Senior Notes Due 2024 (included in Exhibit 4.2)

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1)

99.1	Press Release dated September 16, 2014 announcing the pricing of the Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2014

ROSS STORES, INC.
Registrant

By:	/s/ M. Hartshorn
Michael Hartshorn
Senior Vice President, Chief Financial Officer and
Principal Accounting Officer